EXHIBIT A

                            INDEX SERIES OF THE TRUST

INDEX SERIES                                                                          EFFECTIVE DATE
First Trust Dow Jones STOXX(R) European Select Dividend Index Fund                    08/23/2007
First Trust FTSE EPRA/NAREIT Developed Markets Real Estate Index Fund                 08/23/2007
First Trust Dow Jones Global Select Dividend Index Fund                               11/20/2007
First Trust Europe Select AlphaDEX(TM) Fund
First Trust Japan Select AlphaDEX(TM) Fund
First Trust Global IPO Index Fund
First Trust ISE Global Wind Energy Index Fund                                         06/13/2008
First Trust ISE Global Engineering and Construction Index Fund                        10/09/2008
First Trust NASDAQ(R) Clean Edge(R) Smart Grid Infrastructure Index Fund              11/05/2009
First Trust ISE Global Copper Index Fund                                              03/05/2010
First Trust ISE Global Platinum Index Fund                                            03/05/2010